SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2)
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             TTR TECHNOLOGIES, INC.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No Fee Required

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1. Title of each class of securities to which transaction applies:

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    2. Aggregate number of securities to which transaction applies:

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    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4. Proposed maximum aggregate value transaction:

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    5. Total fee paid:

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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

    1. Amount previously paid:

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

                             TTR TECHNOLOGIES, INC.
                                  1841 Broadway
                            New York, New York 10023

                    Notice of Annual Meeting of Stockholders

                            ------------------------

      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of TTR TECHNOLOGIES, INC. (the "Company") will be held in New York City, New York, at 10 A.M., on December 21, 1999, at 1841 Broadway, 4th Floor Conference Room, New York, New York, 10023, for the following purposes:

      (i) for the election of directors of the Company to hold office until the next annual meeting of the stockholders and until their respective successors shall have been duly chosen and qualified,

      (ii) to amend the Certificate of Incorporation of the Company to increase the number of shares of Common Stock that the Company is authorized to issue from time to time,

      (iii) to increase the total number of shares of Common Stock reserved for issuance upon exercise of stock options granted under the 1996 Incentive Stock Option Plan to 1,500,000 shares,

      (iv) to ratify the selection of Brightman Almagor & Co, a member of Deloitte Touche Tohmatsu, as independent public accountants of the Company for the year ending December 31, 1999, and

      (v) to transact such other business as may properly come before the meeting and any adjournment thereof.

      The Board of Directors has fixed the close of business on November 5, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

      If you do not expect to be personally present at the meeting but wish your stock to be voted for the business to be transacted thereat, the Board of Directors requests that you complete, sign and date the enclosed proxy and promptly return it by mail in the enclosed postage paid envelope provided.

                                        By Order of the Board of Directors

                                        M.D. Tokayer
                                        Chairman of the Board

November 24, 1999

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                             TTR TECHNOLOGIES, INC.
                                  1841 Broadway
                            New York, New York, 10023

                            ------------------------

                                 PROXY STATEMENT

                     For the Annual Meeting of Stockholders
                         to be held on December 21, 1999

                            ------------------------

                                  Introduction

      This Proxy Statement is sent to shareholders of TTR Technologies, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at 1841 Broadway, 4th Floor Conference Room, New York, New York, 10023, on Tuesday, December 21, 1999 at 10:00 a.m., and any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of common stock of the Company held of record by such persons, and the Company will reimburse such persons for the costs related to such services. The Company will pay the cost of the solicitation of proxies. This Proxy Statement is being mailed to stockholders on or about November 24, 1999.

                                  Annual Report

      Enclosed is the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, including audited financial statements. Such Annual Report on Form 10-KSB does not form any part of the material for the solicitation of proxies.

                               Revocation of Proxy

      Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company (i) a duly executed copy bearing a later date or (ii) a written instrument revoking the proxy or (iii) personally appearing at the scheduled meeting.

                                  Voting Rights

      All voting rights are vested exclusively in the holders of the Common Stock of the Company. Only stockholders of record at the close of business on November 5, 1999 will be entitled to receive notice of and to vote at the meeting. As of November 5, 1999, the Company had outstanding a total of 9,902,944 shares of Common Stock. Each holder of Stock is entitled to one vote for each share held.

                    Stock Ownership of Management and Certain
                               Beneficial Holders

      The following table sets forth certain information, as of November 23, 1999, concerning the ownership of the Common Stock by (a) each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock, (b) each of the Company's directors and (c) all current directors, officers and significant employees of the Company as a group. Except as otherwise indicated, the stockholders listed in the table have the sole voting and investment power with respect to the shares indicated.

Name and Address of           Shares of Common Stock     Percent of Class (1)(2)
Beneficial Owner              Beneficially Owned (1)

Marc D. Tokayer               618,547 (3)                        6.25%
c/o TTR Technologies Ltd.
2 Hanagar Street
Kfar Saba, Israel

Baruch Sollish                170,000 (4)                        1.72%
c/o TTR Ltd.
2 Hanagar Street
Kfar Saba, Israel

Emanuel Kronitz               52,222 (5)                         *
c/o TTR Ltd.
2 Hanagar Street
Kfar Saba, Israel

All directors and officers
as a group (3 persons)        820,769                            8.29% (6)

* Indicates less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days after the date of the information in the table are deemed to be beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, the persons or entities named in the table above are believed to have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) For purposes of calculating the percentage of outstanding shares held by each person named below, any shares which such person has the right to acquire within 60 days after the date of the information in the table are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.

(3) Includes 324,274 shares held by the Tokayer Family Trust (the "Trust"). The wife of Mr. Tokayer is the trustee for the Trust and the income beneficiaries of the trust are Mr. Tokayer's children. Mr. Tokayer does not have or share any voting power or investment power with respect to the securities held by the Trust, and accordingly, disclaims beneficial ownership of all such securities.

(4) Includes 70,000 shares issuable upon exercise of options. See "Certain Relationships and Related Transactions".

(5) Represents shares issuable upon exercise of options. See "Certain Relationships and Related Transactions".

(6)  See Notes 3, 4 & 5 above.

                             EXECUTIVE COMPENSATION

      The following table sets forth all compensation earned by the Company's Chairman of the Board of Directors and President, and the other two most highly compensated executive officers of the Company whose total annual salaries and bonuses exceeded $100,000 for the year ended December 31, 1998 (the "Named Executive Officers"):

Summary Compensation Table:

                                       Annual Compensation               Long Term Compensation
                                       -------------------               ----------------------

                                                                                Awards
                                                                                ------

                                                                          Restricted Securities
                                                                          ---------------------
Name and                                                                   Stock    Underlying
Principal Position         Year    Salary        Bonus        Other        Awards   Options(#)
------------------         ----    ------        -----        -----        ------   ----------
Marc D. Tokayer            1998   $64,430      $12,019      $14,423(1)       --         --
Chairman and               1997   $73,850      $ 7,647      $26,307(1)       --         --
President                  1996   $74,939      $12,867      $19,278(1)       --         --

Baruch Sollish             1998   $91,678      $42,105      $13,927(1)       --         --
Vice-President-            1997   $99,931      $50,000(2)   $24,875(1)       --         --
Research &                 1996   $69,517           --      $14,037(1)       --         --

Development
Steven L. Barsh            1998    93,334(4)        --           --          --    250,000(5)
Former Chief
Executive Officer(3)       1996        --           --           --          --         --
                           1995        --           --           --          --         --

      ----------

      (1) Includes contributions to insurance premiums, car allowance and car expenses.

      (2) In consideration of Dr. Sollish's waiver of incentive bonus payments due to him under his employment agreement based on the Company's revenues of certain products, Dr. Sollish received in 1997 a one-time bonus payment of $50,000.

      (3) Mr. Barsh's employment commenced in July 1998 and terminated as of January 1, 1999. See "Employment Agreements."

      (4) Reflects a reduction in annual salary from $210,000 to $170,000 in October 1998. See "Certain Relationships and Related Transactions".

      (5) Reflects the exchange on October 20, 1998 of 250,000 options granted under the 1996 Stock Option Plan at an exercise price per share of $2 15/16 for 250,000 non-plan options with an exercise price per share of $15/16. In July 1999 such options were exchanged for 150,000 shares of common stock. See "Certain Relationships and Related Transactions".

      For information concerning the compensation of Emanuel Kronitz, Chief Operating Officer, See "Employment Agreements."

Options Granted During Year Ended December 31, 1998

Option Grants in 1998

      The following table sets forth certain information concerning the individual option grants during the year ended December 31, 1998, to each of the Named Executive Officers:

                     Number of      Percentage of
                    Securities      Total Options
                    Underlying        Granted to          Exercise
                      Options        Employees in        Price Per    Expiration
Name                Granted (#)          1997              Share         Date
-----------------   -----------     -------------       -----------   ----------

Steven L. Barsh     250,000(1)           86%            $0.93(1)(2)      2007

      (1) Reflects the exchange on October 20, 1998 of 250,000 options granted under the 1996 Stock Option Plan at an exercise price of $2 15/16 per share for 250,000 non-plan options with an exercise price of $15/16 per share. In July 1999 such options were exchanged for 150,000 shares of our common stock. See "Certain Relationships and Related Transactions."

      (2) Based on the closing price of the common stock ($.93) on October 20, 1998, as reported on the OTC Electronic Bulletin Board.

Aggregated Option and Warrant Exercises in 1998 and Year End Option Values

      The following table provides certain information regarding stock option ownership and exercises by the Named Executive Officers, as well as the number and assumed value of exercisable options held by those persons at December 31, 1998:

                                                                                 Value of
                      Number of                                                 Unexercised
                       Shares                     Number of Un-exercised        In-the-money
                      Acquired                     Options at December 31,   Options at Dec. 31,
                         on           Value              1997                      1997(1)
Name                  Exercise      Realized     Exercised/Unexercised      Exercised/Unexercised
                     -----------    --------    ------------------------    -------------------
Steven L. Barsh          --            --         250,000      0                 $48,750

      (1) Based upon the difference between the exercise price of such options ($.93) and the closing price of the common stock ($1.125) on December 31, 1998, as reported on the OTC Electronic Bulletin Board.

See "Employment Agreements" for a discussion of such options

Stock Option Plans

      1996 Stock Incentive Option Plan. The Company's current policy is that all full time key employees be considered annually for the possible grant of stock options, depending upon employee performance. The criteria for the awards are experience, uniqueness of contribution and level of performance shown during the year. Stock options are intended to improve loyalty to the company and help make each employee aware of the importance of our business success.

      The Company has adopted the 1996 Incentive and Non-Qualified Stock Option Plan (the "1996 Option Plan"). The 1996 Option Plan provides for the grant to qualified employees (including officers and directors) of options to purchase shares of common stock. To date, a total of 750,000 shares of common stock have been reserved for issuance upon exercise of stock options granted under the 1996 Option Plan.

      The 1996 Option Plan is administered by a Stock Option Committee of the Board of Directors. The Committee consists of Mr. Tokayer. Members of the Committee are not eligible for awards. The Committee has discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the 1996 Option Plan. Options granted under the 1996 Option Plan may be non-qualified stock options or Incentive Stock Options (an option which qualifies under Section 422 of the Internal Revenue Code) but in any case the exercise price of incentive stock options granted may not be less than 100% of the fair market value of the common stock as of the date of grant (110% of the fair market value if the grant is an Incentive Stock Option to an employee who owns more than 10% of the outstanding common stock). Options may not be exercised more than 10 years after the grant (five years if the grant is an Incentive Stock Option to any employee who owns more than 10% of the outstanding common stock). The Committee may, in its discretion (i) accelerate the date or dates on which all or any particular option or options granted under the 1996 Stock Plan may be exercised, or (ii) extend the dates during which all, or any particular, option or options granted under the 1996 Stock Plan may be exercised, provided, that no such extension will be permitted if it would cause the 1996 Option Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 of the Securities and Exchange Act of 1934, as amended. Except as otherwise determined by the Committee at the date of the grant of the option, and subject to the provisions of the 1996 Option Plan, an optionee may exercise an option at any time within one year (or within such lesser period as may be specified in the applicable option agreement) following termination of the optionee's employment or other relationship with the Company if such termination was due to the death or Disability (as defined) of the optionee but in no event later than the expiration date of the Option. Except as otherwise determined by the Board of Directors or the Committee at the date of the grant of an Option, if the termination of the optionee's employment or other relationship is for any other reason the Option will expire immediately upon such termination. Options granted under the 1996 Option Plan are not transferable and may be exercised only by the respective grantees during their lifetimes or by their heirs, executors or administrators in the event of death. Under the 1996 Option Plan, shares subject to canceled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

      As of November 5, 1999, 583,700 options to purchase shares of common stock were outstanding under the 1996 Option Plan.

      Non-Executive Directors Stock Option Plan. The Company adopted the 1998 Non-Executive Director Stock Option Plan in July 1998 to provide an incentive for attracting and retaining on our Board the service of qualified individuals who are not otherwise employed by the Company or any subsidiary.

      The Directors Plan is administered by the Board of Directors. The Company reserved 25,000 shares of common stock under the Directors Plan for issuance upon the exercise of stock options. Options are exercisable upon the date of grant and expire five years from the date of grant. Upon termination of any director, the options expire within two months of such termination. The exercise price of the option will be the fair market value of the Common Stock on the date of the grant of the option. The number of options and prices at which they are exercisable are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. No options may be granted under the Directors Plan after July 2008. As of November 5, 1999, no options were outstanding under the Directors Plan.

Employment Agreements

      TTR Technologies, Ltd., the Company's wholly-owned Israeli subsidiary ("TTR Israel") Israel entered into an employment agreement in August 1994 with Marc Tokayer, pursuant to which Mr. Tokayer is employed as its General Manager for a term which is automatically renewable from year to year unless either party gives notice of termination at least 90 days prior to the current expiration date. Mr. Tokayer currently receives an annual salary of $74,232, subject to increase and the grant of a bonus in the Board's discretion. If Mr. Tokayer is terminated for other than engaging in willful misconduct or acts of bad faith or conviction of a felony, he shall be entitled to continue to receive his salary and benefits for an additional 12 months subject to certain limitations.

      The Company signed an employment agreement with Emanuel Kronitz as of June 1, 1999, pursuant to which Mr. Kronitz is employed as our Chief Operating Officer. The agreement is for a term of one year and is automatically renewable for additional one year terms, unless terminated by either party upon 90 days prior notice. Mr. Kronitz is paid a monthly salary of $5,000 plus benefits and was granted options under the 1996 Option Plan to purchase 235,000 shares of our common stock, at an exercise price of $0.01 per share, which options vest in equal monthly installments over three years.

      TTR Israel entered into an employment agreement with Dr. Baruch Sollish in December 1994, pursuant to which Dr. Sollish is employed as Director of Product Research and Development of TTR Israel. The agreement is renewable from year-to-year, subject to termination by either party on not less than 60 days notice prior to the end of any calendar year. Dr. Sollish receives an annual base salary of $91,678 subject to increase and the grant of a performance bonus in the Board's discretion. In March 1997, in consideration of Dr. Sollish's waiver of certain incentive bonus payments due payable to him under the agreement based on revenues from certain products, Dr. Sollish received a one-time bonus payment of $50,000.

      Each of the executives with an agreement has agreed to certain customary confidentiality and non-compete provisions that prohibit him from competing with the Company for one year, or soliciting our employees for one year, following the termination of his employment.

Report on Repricing of Options

      In connection with the termination of Steven Barsh as the Company's Chief Executive Officer, the Board of Directors approved the exchange of 250,000 options granted to Mr. Barsh under the 1996 Stock Option Plan at an exercise price of $2 15/16 per share, the fair market value of the common stock on the date of the original grant, for 250,000 immediately exercisable, non-plan options with an exercise price of $15/16 per share, the fair market value of the common stock on October 20, 1998, the effective date of the exchange. In approving the exchange and the repricing of the non-plan options granted in exchange for the plan options surrendered, the Board based the repricing on a comparison of the fair market value of the common stock on the date of the original grant to its fair market value on the date of the exchange and on the desirability of effecting a settlement with Mr. Barsh. See "Certain Relationships and Related Transactions."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In June 1998 Mr. Tokayer and The Tokayer Family Trust waived their rights to 750,000 shares of Common Stock which had been placed in escrow and were subject to release upon our achieving certain revenue or stock price levels. Such shares have been returned to treasury and cancelled.

      In February 1999, the Company issued to Dr. Sollish 50,000 vested options, at an exercise price per share of $0.01. In September 1999,the Company issued to Dr. Sollish 80,000 options from the Company's Option Plan, at an exercise price per share of $0.01, 20,000 of which were vested upon issuance.

      In June 1999, the Company granted 235,000 options under the 1996 Stock Option Plan to Emanuel Kronitz, our Chief Operating Officer. Subject to Mr. Kronitz's continued employment with the Company, these options vest in 36 equal monthly installments and have a nominal exercise price. The Company registered in October 1999 under the Securities Act of 1933, as amended, 78,333 of the shares issuable upon exercise of such options, representing the number of shares expected to vest during the first year of his employment.

      Marc D. Tokayer, Chairman of the Board, The Tokayer Family Trust, Baruch Sollish, Director, and four other stockholders with an aggregate of 1,137,430 shares of common stock, entered into a voting arrangement dated August 10, 1996, whereby they agreed to vote their respective shares to elect directors and in support of positions favored by a majority of the shares held among them. This arrangement was terminated in July 1999.

      The Company signed an employment agreement in July 1998 with Mr. Steven L. Barsh pursuant to which Mr. Barsh was employed as Chief Executive Officer through January 1999. Under the agreement, Mr. Barsh received an annual salary of $210,000 and pursuant to the 1996 Stock Option Plan, the Company issued to him 250,000 stock options which were to vest equally over a five-year period, and have an exercise price of $2-15/16 per share. In October 1998, Mr. Barsh agreed to accept $70,000 per annum and to defer payment of the balance owed until such time as the Company raised $3,000,000. In connection with the salary adjustment, Mr. Barsh returned the options issued to him, and the Company issued to Mr. Barsh, on October 20, 1998, non-plan options for 250,000 shares of common stock, with an exercise price of $15/16 per share. Mr. Barsh resigned effective February 12, 1999. The employment agreement provided that the Company would owe Mr. Barsh salary and benefits for six months following his resignation. The Company also owed Mr. Barsh approximately $40,000 in unreimbursed expenses and $60,000 in unpaid salary earned prior to his resignation. In consideration of the waiver by Mr. Barsh of the amounts owed to him and in settlement of a dispute as to the number of stock options to which he was entitled, in July 1999 the Company issued to Mr. Barsh 150,000 shares of common stock and Mr. Barsh waived his rights and released his claims to the 250,000 options previously issued to him, which options have been cancelled.

      TTR Israel signed a three-year employment agreement in July 1996 with Arik Shavit, pursuant to which Mr. Shavit was employed as President and General Manager. Pursuant to the agreement, Mr. Shavit received an annual salary of $110,628, subject to adjustment, and was issued options to purchase an aggregate of 217,473 shares of common stock. The options are exercisable for a price of $.01 per share until September 2006, subject to a vesting schedule pursuant to which 72,491 and 48,328 options vested in September 1997 and 1998, respectively, and 48,327 options vest in each of September 1999 and September 2000. Effective December 1, 1998, Mr. Shavit resigned from all positions he held with the Company and TTR Israel. In connection with his resignation, the Company signed an agreement pursuant to which Mr. Shavit is to continue to receive the salary and benefits received at the time of his resignation through September 1999. Additionally, warrants for 48,326 shares which would have otherwise vested in September 2000 were terminated. To date, Mr. Shavit has exercised options for 149,010 shares. Mr. Shavit and the Company released each other from any claims arising prior to his termination, except that Mr. Shavit's obligations respecting confidentiality, non-competition and non-solicitation remain in effect for one year following his termination. In consideration of Mr. Shavit's waiver of certain amounts owed to him under the separation agreement, the Company agreed to vest his remaining 40,273 options.

                                    Section 16 Filings

      Compliance with Section 16(a) of The Exchange Act. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires officers and directors of the Common Stock Company and persons who own more than ten percent of the Common Stock , to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

      The Company believes that (i) each of Marc D. Tokayer and Baruch Sollish failed to timely file a Form 3 in connection with their appointment as executive officers and directors, (ii) the Tokayer Family Trust failed to file a Form 3 to report its their shareholdings in the Company, (iii) each of Marc D. Tokayer, Baruch Sollish and the Tokayer Family Trust have failed to file a Form 4 to reflect the voting agreement among them, (iv) Marc Tokayer and the Tokayer Family Trust have failed to file Form 4s relating to their waiver with respect to and the Company's cancellation of 750,000 shares of common stock placed in escrow, (iv) Messrs. Shavit and Barsh each failed to file a Form 3 to report their respective appointment as executive officers and, in the case of Mr. Shavit, as a director, and a Form 4 to report the grant of options to purchase shares of common stock of the Company. The exchange of such options for stock and, in the case of Mr. Shavit, a Form 4 relating to the termination of his employment.

                              STOCKHOLDER PROPOSALS

      Under the rules of the Securities and Exchange Commission, proposals of security holders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than April 15, 2000. The Company's Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in the proxy statement.

                                 Quorum; Voting

      The holders of a majority of the issued and outstanding Common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, the affirmative vote of a majority of the shares present in person or by proxy and voting on a matter is required for approval.

                    PROPOSAL NO. 1 - - Election of Directors

      The Board of Directors of the Company currently consists of two (2) members. The two persons named below have been nominated by the Board of Directors for election to hold office until the next annual meeting and until their successors are elected and have been qualified. The election of Directors requires the affirmative vote of a plurality of the shares cast of Common Stock voting together either present or represented at a meeting by proxy at which a quorum is present or represented. Abstention and Broker non-votes are counted for the purposes of determining whether a quorum is present, but do not represent votes cast with respect to any proposal.

      It is the intention of the persons named in the accompanying proxy to vote FOR the election of the two persons named in the table below as Directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxies will be voted (in the discretion of the holders of such proxies) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board of Directors is not aware of any circumstances likely to cause any nominee to become unavailable for election.

      The following table sets forth the name, age and position of each Director nominee:

Name                      Age   Position
----                      ---   --------

M.D. Tokayer              42    Chairman of the Board, President, Treasurer
                                and Director

Baruch Sollish, Ph.D.     52    Vice President - Research and Development,
                                Chief Technology Officer and Director

      Marc. D. Tokayer has been Chairman of the Board of Directors, President, and Treasurer of the Company since he founded the Company in July, 1994 and served as Chief Executive Officer of the Company until July 6, 1998. He has served as President and Chairman of the Board of Directors of TTR Technologies Ltd., the Company's Israeli subsidiary ("TTR-Israel") since its inception in December 1994. From September 1992 to July 1994, Mr. Tokayer worked as an independent consultant primarily in the areas of business applications. From October 1990 through August 1992, Mr. Tokayer was employed by Yael Ltd., an Israeli company, where he managed the development of the Central Inventory Control System.

      Baruch Sollish, Ph.D, has been a Director of the Company since December 1994 and has served as Vice President - - Research and Development and Secretary of the Company since September 1996. From June 1987 through December 1994, Dr. Sollish founded and managed Peletronics Ltd., an Israel software company, engaged primarily in the field of smart cards and software design for personnel administration, municipal tax authorities and billing procedures at bank clearance centers. Dr. Sollish hold six United States patents in the fields of electro optics, ultrasound and electronics and has published and lectured extensively. Dr. Sollish received a Ph.D. in Electrical Engineering from Columbia University in 1973.

Certain Information Regarding the Board of Directors

      No family relationships exist among the officers or directors of the Company. All directors hold office until the next annual meeting of stockholders and the election and
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                                       11


qualification of their successors. Directors receive no cash compensation for serving on the Board of Directors. Officers are elected by the Board of Directors and serve at the discretion of the Board.

      The Board of Directors has created a Stock Option Committee to administer the 1996 Incentive Stock Option Plan. This Committee is currently composed of Marc Tokayer. The Company has no audit or nominating committees.

      Board members do not receive any cash compensation for serving on the Board. Non-employee directors are entitled to receive stock options under the 1998 Non-Executive Directors Stock Option Plan. See ""Stock Option Plans".

      During the course of 1998, the Board held 4 meetings.

RECOMMENDATATION AND VOTE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

    PROPOSAL NO. 2 -- Amend the Certificate of Incorporation to Increase the number of Common Stock that the Company is Authorized to Issue

      At the Annual Meeting, the stockholders will be asked to approve an amendment to the Company's Certificate of Incorporation in the form attached hereto as Exhibit A to increase the number of Common Stock that the Company is authorized to issue from time to time from FIFTEEN MILLION (15,000,000) shares to TWENTY FIVE MILLION (25,000,000) shares. Currently, the number of shares of Common Stock outstanding is 9,902,944. An increase in the number of shares of Common Stock that the Company shall be authorized to issue from time to time will afford the Company the necessary assurance of adequate reserves of commons stock.

RECOMMENDATION AND VOTE

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

          PROPOSAL NO. 3 -- Amend the 1996 Incentive Stock Option Plan

      At the Annual Meeting, the stockholders will be asked to approve an amendment to the Company's 1996 Incentive Stock Option Plan (the "Option Plan") to increase by SEVEN HUNDRED FIFTY THOUSAND (750,000) the number of shares of Common Stock reserved for issuance under the Option Plan to ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) shares.

      A copy of the Option Plan is available upon written request to the Company at 1841 Broadway, New York, New York, 10022 Attention: Secretary. If approved by stockholders, the amendment will be effective immediately.

      The Board of Directors believes that stock options are an important incentive for attracting, retaining and motivating employees and officers through the opportunity of equity participation in the Company. The Board of Directors further believes that stock option grants have been a key element in the Company's growth. The amendment to increase the number of shares of Common Stock under the Option Plan is intended to enable the
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                                       12


Company to continue to have an adequate number of shares of Common Stock available for the grant of stock options to attract new employees, as well as retain current employees.

      Based on the number of shares remaining under the Option Plan, and the shares anticipated to be needed for the granting of options to attract and retain key employees, sufficient shares are not expected to be available for the grant of stock options without increasing the number of shares available under the Option Plan.

      A description of the Option Plan is furnished above under "Stock Option Plans".

RECOMMENDATION AND VOTE

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE STOCK OPTION PLAN.

        PROPOSAL NO. 4 -- Ratification of Independent Public Accountants

      The Board of Directors has appointed the firm of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, as independent auditors to audit the Company's consolidated financial statements for the fiscal year ending December 31, 1999, subject to ratification by the stockholders.

Auditor Change

      On June 30, 1998, the Company appointed BDO Almagor & Co. to re-issue a report on our consolidated financial statements for the year ended December 31, 1997. On July 3, 1998, Schneider Ehrlich & Wengrover LLP (or SE&W) resigned as our independent auditors by mutual agreement. The decision to change accountants was approved by the Board of Directors.

      During the fiscal years ended December 31, 1997 and 1996 and the period between January 1, 1998, up to and including the day of its resignation, there were no disagreements between the Company and SE&W on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which if not resolved to SE&W's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. SE&W's report on our financial statements for such fiscal years indicated that substantial doubt exists regarding our ability to continue as a going concern.

      The audit of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, (formerly known as BDO Almagor & Co.), as our independent accountants did not result in any changes to such financial statements, and the related audit report of Brightman Almagor & Co., a member of Deloitte Touche Tohmatsu, also states that substantial doubt exists regarding our ability to continue as a going concern.

RECOMMENDATION AND VOTE

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE INDEPENDENT AUDITORS.

                                  OTHER MATTERS

      Management does not intend to present to the meeting any matters other than matters referred to herein, and as of this date Management does not know of any matter that will be presented by other persons named in the attached proxy to vote thereon in accordance with their best judgment on such matters.

                             ADDITIONAL INFORMATION

      A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, together with all exhibits attached thereto, filed with the Securities and Exchange Commission is available on request by writing to Mr. Robert Friedman of the Company. TTR Technologies, Inc, 1841 Broadway, New York, New York 10023.

                             TTR TECHNOLOGIES, INC.

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON December 21, 1999
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Emanuel Kronitz and Marc D. Tokayer, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of TTR TECHNOLOGIES, INC., to be held on December 21, 1999, and at any adjournment or adjournments thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

      PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

      Please sign exactly as name appears hereon, date and return in the enclosed business reply envelope. Joint owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should so indicate when signing.

Please provide new address, if applicable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. Election of Directors:           FOR ALL        WITH          FOR ALL
                                    NOMINEES       HOLD          EXCEPT

Marc D. Tokayer                     |_|            |_|           |_|

Dr. Baruch Sollish                  |_|            |_|           |_|

IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE(S), MARK THE "FOR ALL EXCEPT" BOX ABOVE AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S) YOU DO NOT WISH TO VOTE FOR. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

2. Approval of the Proposal to
amend the Company's Certificate of
Incorporation as provided in
Exhibit A hereto.                   FOR            AGAINST       ABSTAIN
                                    |_|            |_|           |_|

3. Approval of proposal to amend
the 1996 Option Plan to increase
shares reserved thereunder.         FOR            AGAINST       ABSTAIN
                                    |_|            |_|           |_|

4. Ratification of the selection
of Brightman Almagor & Co., a
member of Deloitte Touche
Tohmatsu, as independent auditors.  FOR            AGAINST       ABSTAIN
                                    |_|            |_|           |_|

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 2, 3 AND 4 AND FOR THE ELECTION OF THE PERSONS NOMINATED FOR DIRECTORS.

Mark box at right if an address change has been noted on the reverse side of this card.

Please be sure to sign and date this Proxy.


Stockholder sign here           Co-owner sign here

                                    Exhibit A

        Proposed Amendment to the Company's Certificate of Incorporation

The first paragraph of Paragraph 4 of the Certificate of Incorporation is hereby amended to read as follows:

            "4. The aggregate number of shares of stock which the corporation shall have the authority to issue is 30,000,000, 25,000,000 of which are shares of Common Stock, each with a par value of $0.001, each entitled to one vote per share, and 5,000,000 of which are Preferred Stock."